Exhibit 99.1

           Jules Ross                                         Immediately
           Vice President, Finance                            November 7, 2003
           (212) 564-3393




New York, NY - Thackeray Corporation reported today the following results of operations:

                   For the Nine Months ended September,                   For the Nine Months ended September 30,


                                                 2003                     2002                     2003                2002
                                                 ----                     ----                     ----                ----

Loss before income taxes                       ($484,000)             ($1,279,000)               ($164,000)          ($170,000)
                                                --------               ----------                 --------             -------

Net Loss                                       ($484,000)             ($1,181,000)               ($164,000)          ($170,000)
                                                --------               ----------                 --------             -------

Net loss per share of Common Stock               ($0.09)                  ($0.23)                  ($0.03)             ($0.03)
                                                   -----                    -----                    -----               -----

Number of shares                                5,107,401                5,107,401                5,107,401           5,107,401
                                                ---------                ---------                ---------           ---------

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